First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




May 26, 2005


First Trust Portfolios, L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 994

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
124907 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Jason T. Henry
Senior Vice President